Dated: June 15, 2005

BETWEEN:
           HOLMES HERBS, INC.
           Scottsdale, Arizona
           Phone No. (206)245-4779
           (herein referred to as the ("Company")
                                                        Of the First Part
AND:
           KARSTEN BEHRENS, with an office at
           Rue de L`Union 16, 1800 Vevey Switzerland
           Phone No. 0041 21 922 24 72
           (herein referred to as the "Consultant")
                                                        Of the Second Part
WHEREAS:

..    The Consultant has accepted an engagement to work for the Company in accordance with the terms and conditions of this Agreement.

THIS AGREEMENT WITNESSES that in consideration of the premises, mutual covenants and agreements herein contained, the parties agree as follows:


1.   Services:

The Consultant shall carry out the work description outlined in Schedule A.


2.   Compensation:

a)   The Consultant's remuneration is set forth in Schedule A.

b) The parties acknowledge and agree that the Consultant in an independent contractor of the Company, not an employee, and as such shall be responsible for paying any and all taxes or employment benefits which are payable as a result of fees and commissions paid to the Consultant by the Company.


3.   Term and Termination:

a) The term of this Agreement commences on the date set out at the top of the first page hereof and continues for the period of one year. The parties may extend the term by mutual consent in writing.

b) Either party may terminate this Agreement at any time and for any reason upon providing the other party with thirty days written notice of termination. Such termination shall not affect any amount owing, obligation or liability existing or incurred prior to the date of such termination, including fees payable to the Consultant.

4.   General:

a) This Agreement shall not be modified, amended, rescinded or waived, in whole or in part, except by written amendment signed by the parties hereto.

b) Each of the parties acknowledges and confirms that he/she has been provided sufficient opportunity to obtain the recommended independent legal advice and understands the terms of, and its rights and obligations under this Agreement.

c) Time is of the essence with respect to the performance of obligations in this Agreement.

d) This Agreement shall inure to the benefit of and be binding on all of the parties hereto and their respective executors, administrators, successors and permitted assigns.

e) This Agreement shall be construed and governed by the laws of the state of Nevada.

f) The headings to the articles, paragraphs, parts or clauses of this Agreement and the table of contents are inserted for convenience only and shall not affect the construction hereof.

g) The following schedule(s) is incorporated into this Agreement by reference:

     Schedule "A"      Work Description

h) The parties hereto acknowledge that they have carefully read this Agreement and understand and agree to be bound by all of the terms and conditions found herein.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Holmes Herbs, Inc.                     Karsten Behrens




/s/ John F. Metcalfe                   /s/  Karsten Behrens
Per: ____________________              _______________________
Authorized Signatory                   Signature



                           SCHEDULE A
                         Work Description

                            Services:

The Consultant agrees to perform the following services and undertake the following responsibilities and duties to the Company to be provided by the Consultant to the Company as consulting services (the "Consulting Services"):

      (a)   Corporate Planning and Business Development
            -------------------------------------------

            . The Consultant will review the Company's business plan and make strategic recommendations that will enhance and optimize the development of the Company. The Consultant will assist the Company in updating its business plan to reflect the recommendations adopted by the Company.

            . The Consultant will consult with the Company concerning on-going strategic corporate planning.

            . The Consultant will be available to attend Board and Management meetings whenever necessary.

      (b)   reporting to the President of Company;

      (c) performing such other duties and observing such instructions as may be reasonably assigned from time to time by the President of the Company, provided such duties are within the scope of the Company's business and services to be provided by the Consultant.

The Consultant shall devote such time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services, provided, however, the Consultant may engage in other activities that do not interfere with the Consultant's obligations hereunder.

In providing the Consulting Services, the Consultant will:

      (a) comply with all applicable federal, state, local and foreign statutes, laws and regulations;

      (b) not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

      (c) not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

The Consulting Services provided under this Agreement shall not include:

      (a) services in connection with the offer or sale of securities in a capital-raising transaction;

      (b) services that directly or indirectly promote or maintain a market for the securities of the Corporation including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;

      (c) services providing investor relations or shareholder communications;

      (d) consultation in connection with financing that involves any issuance of the Company's securities, whether equity or debt.

Compensation:

Seven hundred and fifty thousand (750,000) common shares of the Company, issued and delivered at the commencement of this Agreement.